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                                                                   EXHIBIT 10.10

                  AGREEMENT REGARDING CLOSING OF ESCROW ACCOUNT

      THIS AGREEMENT REGARDING CLOSING OF ESCROW ACCOUNT is made and entered into as of September 2, 2004, by and among HEALTH FITNESS CORPORATION ("HFC"), JOHNSON & JOHNSON HEALTH CARE SYSTEMS INC. ("J&J Health"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender ("Lender"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as escrow agent ("Escrow Agent").

                                   WITNESSETH:

      WHEREAS, HFC and J&J Health are parties to that certain Asset Purchase Agreement dated as of August 25, 2003 (the "Asset Purchase Agreement"), pursuant to which HFC agreed to acquire certain assets (the "Acquired Assets") of the Health & Fitness Services division of J&J Health;

      WHEREAS, Section 7(a) of the Asset Purchase Agreement provides that, in connection with the purchase of the Acquired Assets, the sum of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) (the "Escrow Contribution") was to have been deposited with the Escrow Agent and held by the Escrow Agent in an escrow account (the "Escrow Account") established pursuant to the terms of that certain Escrow Agreement dated as of August 25, 2003 (the "Escrow Agreement"), and subsequently disbursed in accordance with the terms of the Escrow Agreement;

      WHEREAS, on August 25, 2003, the Escrow Contribution was deposited in the Escrow Account;

      WHEREAS, on September 2, 2004, HFC made direct payment to J&J Health of the balance of the Purchase Price due J&J Health for the Acquired Assets pursuant to Section 7(a) of the Asset Purchase Agreement; and

      WHEREAS, under the terms of the Escrow Agreement, HFC, J&J Health and Lender desire to close the Escrow Account and have the Escrow Agent disburse all remaining funds.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                   AGREEMENT:

      1.) In accordance with Section 4.1 and Section 7.1 of the Escrow Agreement, HFC, J&J Health and Lender hereby request that all remaining amounts in the Escrow Account be distributed to Lender, that the Escrow Account be closed and that the Escrow Agreement be terminated.

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      IN WITNESS WHEREOF, the parties have executed this Agreement Regarding
Closing of Escrow Account as of the date first above written.

HEALTH FITNESS CORPORATION            JOHNSON & JOHNSON HEALTH CARE SYSTEMS INC.

By: /s/  Wesley W. Winnekins          By: /s/ JD Danile
Name:    Wesley W. Winnekins          Name:   JD Danile
Title:   Chief Financial Officer      Title:  Financial Controller

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS LENDER

By: /s/ Kent Paulson
Name:   Kent Paulson
Title:  Vice President

Acknowledged and agreed to this 7th day of September, 2004, by:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS ESCROW AGENT

By: /s/  Steven Gubrud
Name:    Steven Gubrud
Title:   Asst. Vice President